                                                                   EXHIBIT 10.28



                           LOAN AND SECURITY AGREEMENT

                                      AMONG

                               SILICON VALLEY BANK

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                  AS CO-LENDERS

                                       AND

                           MTI TECHNOLOGY CORPORATION

                                   AS BORROWER





                                   DATED AS OF

                                  JULY 22, 1998

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                                TABLE OF CONTENTS
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
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
Section 1.     Definitions and Construction                                             1

Section 2.     Credit Facilities and Terms of Payment                                   9
        2.1    The Revolving Advances                                                   9
        2.2    Overadvances                                                            10
        2.3    Interest Rates, Payments, Calculations, Borrowing Procedures            10
               2.3.1  Interest Rate                                                    10
               2.3.2  Default Rate                                                     10
               2.3.3  Payments                                                         10
               2.3.4  Computation                                                      10
               2.3.5  Borrowing Procedures                                             11
        2.4    Crediting Payments                                                      11
        2.5    Fees                                                                    11
               2.5.1  Facility Fee                                                     11
               2.5.2  Financial Examination and Appraisal Fees                         11
               2.5.3  Lenders' Expenses                                                12
        2.6    Additional Costs                                                        12
        2.7    Prepayment Right                                                        12
        2.8    [Intentionally Omitted]                                                 12
        2.9    Term                                                                    12

Section 3.     Conditions of Loans                                                     13
        3.1    Conditions Precedent to Initial Advance                                 13
        3.2    Conditions Precedent to All Advances                                    13

Section 4.     Creation of Security Interest                                           13
        4.1    Grant of Security Interest                                              13
        4.2    Delivery of Additional Documentation Required                           13
        4.3    Right to Inspect                                                        14
        4.4    [Intentionally Omitted]                                                 14
        4.5    Single Loan                                                             14
        4.6    Notice--Deposit Accounts                                                14

Section 5.     Representations and Warranties                                          14
        5.1    Due Organization and Qualification                                      14
        5.2    Due Authorization; No Conflict                                          14
        5.3    No Prior Encumbrances                                                   14
        5.4    Bona Fide Eligible Accounts                                             15
        5.5    [Intentionally omitted.]                                                15
        5.6    Name; Location of Chief Executive Office                                15
        5.7    Litigation                                                              15
        5.8    No Material Adverse Change in Financial Statements                      15
        5.9    Solvency                                                                15


                                        i
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                                TABLE OF CONTENTS
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
        5.10   Regulatory Compliance                                                   15
        5.11   Environmental Condition                                                 15
        5.12   Taxes                                                                   16
        5.13   Subsidiaries                                                            16
        5.14   Government Consents                                                     16
        5.15   Full Disclosure                                                         16
        5.16   Intellectual Property                                                   16
        5.17   Customer and Trade Relations                                            16
        5.18   EMC Contract                                                            17
        5.19   National Peripherals                                                    17

Section 6.     Affirmative Covenants                                                   17
        6.1    Good Standing                                                           17
        6.2    Government Compliance                                                   17
        6.3    Financial Statements, Reports, Certificates                             18
        6.4    Inventory; Returns                                                      18
        6.5    Taxes                                                                   19
        6.6    Insurance.                                                              19
        6.7    Principal Depository                                                    19
        6.8    [Intentionally omitted]                                                 19
        6.9    Current Ratio                                                           19
        6.10   Debt-Net Worth Ratio                                                    20
        6.11   Tangible Net Worth                                                      20
        6.12   Profitability                                                           20
        6.13   [Intentionally omitted]                                                 20
        6.14   [Intentionally omitted]                                                 20
        6.15   [Intentionally omitted]                                                 20
        6.16   [Intentionally omitted]                                                 20
        6.17   [Intentionally omitted]                                                 20
        6.18   Registration of Intellectual Property Rights                            20
        6.19   Further Assurances                                                      20
        6.20   Landlords' Agreements, Mortgagee Agreements and Bailee Letters          20
        6.21   Year 2000                                                               21

Section 7.     Negative Covenants                                                      21
        7.1    Dispositions                                                            21
        7.2    Change in Business                                                      21
        7.3    Mergers or Acquisitions                                                 21
        7.4    Indebtedness                                                            22
        7.5    Encumbrances                                                            22
        7.6    Distributions                                                           22
        7.7    Investments                                                             22
        7.8    Transactions with Affiliates                                            22

                                TABLE OF CONTENTS
                                -----------------

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                                                                                      ----
        7.9    Subordinated Debt                                                       22
        7.10   Inventory                                                               22
        7.11   Compliance                                                              23
        7.12   Cancellation of Indebtedness                                            23
        7.13   No Speculative Transactions                                             23
        7.14   Fiscal Year                                                             23

Section 8.     Events of Default                                                       23
        8.1    Payment Default                                                         23
        8.2    Covenant Default                                                        23
        8.3    Material Adverse Change                                                 24
        8.4    Attachment                                                              24
        8.5    Insolvency                                                              24
        8.6    Other Agreements                                                        24
        8.7    Subordinated Debt                                                       24
        8.8    Judgments                                                               24
        8.9    Misrepresentations                                                      24
        8.10   Invalidity                                                              25

Section 9.     Servicing Agent's and Lenders' Rights and Remedies                      25
        9.1    Rights and Remedies                                                     25
               9.1.2    [Intentionally Omitted]                                        25
        9.2    Power of Attorney                                                       26
        9.3    Setoff                                                                  26
        9.4    Accounts Collection                                                     27
        9.5    Lenders' Expenses                                                       27
        9.6    Lenders' Liability for Collateral                                       27
        9.7    Remedies Cumulative                                                     28
        9.8    Demand; Protest                                                         28

Section 10.    Notices                                                                 28

Section 11.    Assignments; Participations                                             29
        11.1   Assignments                                                             29
        11.2   Assignee                                                                30
        11.3   New Notes                                                               30
        11.4   Participations                                                          31

Section 12.    Choice of Law And Venue; Jury Trial Waiver                              31
        12.1   Governing Law                                                           31
        12.2   Mutual Waiver of Jury Trial                                             31

Section 13.    Servicing Agent                                                         31


                                       iii
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                                TABLE OF CONTENTS
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
        13.1   Appointment and Authorization                                           31
        13.2   Delegation of Duties                                                    32
        13.3   Liability of Servicing Agent                                            32
        13.4   Reliance by Servicing Agent.                                            32
        13.5   Notice of Default                                                       33
        13.6   Credit Decision                                                         33
        13.7   Indemnification of Servicing Agent                                      33
        13.8   Servicing Agent in Individual Capacity; Other Loans by Lenders          34
        13.9   Successor Servicing Agent                                               34
        13.10  Collateral Matters                                                      35

Section 14.    General Provisions                                                      35
        14.1   Successors and Assigns                                                  35
        14.2   Expenses; Taxes; Indemnification; Survival                              35
               14.2.1 Expenses                                                         35
               14.2.2 Taxes, Etc.                                                      36
               14.2.3 General Indemnity                                                36
               14.2.4 Survival; Defense                                                36
        14.3   Time of Essence                                                         36
        14.4   Severability of Provisions                                              36
        14.5   Amendments; Integration                                                 36
        14.6   Counterparts                                                            37
        14.7   Survival; Release of Security Interest                                  37
        14.8   Confidentiality                                                         38


                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule to Loan and Security Agreement Revolving Commitments
Schedules to Loan and Security Agreement Disclosures
Exhibit A (Untitled)
Exhibit B Loan Payment/Advance Telephone Request Form
Exhibit C Borrowing Base Certificate
Exhibit D Compliance Certificate
Exhibit E Documents to be Delivered at Closing
Disbursement Request and Authorization

        THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made and entered into as of July 22, 1998 by and among MTI TECHNOLOGY CORPORATION ("Borrower"), SILICON VALLEY BANK ("SVB") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") as co-lenders, and SVB, as Servicing Agent for the Lenders. (SVB and GE Capital are sometimes referred to herein, individually, as "Lender", and collectively, as the "Lenders".)

        The parties agree as follows:

SECTION 1.     DEFINITIONS AND CONSTRUCTION.

        1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

        "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of software and other technology, or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

        "Advance" or "Advances" means an advance under the Committed Revolving Line, or otherwise made hereunder.

        "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

        "Agent-Related Persons" means SVB and any successor agent arising under
Section 13.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Availability" means Revolving Advances available to Borrower pursuant to SECTION 2.1 of this Agreement.

        "Availability Reserves" shall mean such amounts as the Requisite Lenders may from time to time establish and revise in their good faith business judgment, with written notice thereof to Borrower, to reflect (a) any material increase in dilution with respect to the Accounts or any material decline in the general creditworthiness of obligors on the Accounts; and/or (b) events, conditions, contingencies or risks which may substantially affect either the Collateral or any other property which is security for the Obligations or its value, or the assets, business or prospects of Borrower or the security interests and other rights of the Lenders in the Collateral (including the enforceability, perfection and priority thereof) and/or (c) Requisite Lenders' good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Lenders was false or misleading in a material respect when made.

        "Borrower's Books" means all of Borrower's books and records including ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment containing such information.

        "Borrowing Base" has the meaning set forth in SECTION 2.1 hereof.

        "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in Santa Clara, California are authorized or required by law or other governmental actions to close.

        "Closing Date" means the date of this Agreement.

        "Code" means the California Uniform Commercial Code.

        "Collateral" means the property described on EXHIBIT A attached hereto.

        "Commitment" means, with respect to each Lender and with respect to each credit facility hereunder, the amounts set forth in the Schedule and "Commitments" means, with respect to each Lender or each facility hereunder, as the case may be, all such amounts collectively, as each may be amended from time to time.

        "Commitment Percentage" means, as to any Lender, for any credit facility hereunder, the percentage equivalent of such Lender's Commitment for such facility divided by the aggregate amount of all Commitments under such facility.

        "Committed Revolving Line" means THIRTY MILLION Dollars ($30,000,000).

        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

        "Credit Extension" means each Advance or any other extension of credit by Lender for the benefit of Borrower hereunder.

        "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

        "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

        "Daily Balance" means the amount of the Obligations owed at the end of a given day.

        "Default" means an Event of Default or event or condition that, but for the requirement that time elapse or notice be given, would constitute an Event of Default.

        "Dollars", "dollars" or "$" each means dollars in lawful currency of the United States of America.

        "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Servicing Agent and Lenders set forth in SECTION 5.4; provided that standards of eligibility may be fixed and revised from time to time by Requisite Lenders in their reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Servicing Agent, with the approval of the Requisite Lenders, Eligible Accounts shall not include the following:

               (a) Accounts which the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

               (g) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof.

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Servicing Agent believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (k) Accounts the collection of which Servicing Agent or Requisite Lenders reasonably determine to be doubtful.

               (l) Accounts in which the Lenders do not have a fully perfected first-priority security interest.

               (m) Accounts arising from service contracts ("Service Contract Accounts"). Because Borrower does not separately bill Service Contract Accounts, the parties agree that, for purposes of this Agreement, 10% of all Accounts which would otherwise be Eligible Accounts shall be deemed to be Service Contract Accounts and shall be excluded from Eligible Accounts.

               (n) Accounts arising from the licensing of software by Borrower as licensor.

        "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

        "Event of Default" has the meaning set forth in SECTION 8 hereof.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

        "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

        "Investment" means any beneficial ownership of (including stock, partnership interest or other interests or securities) any Person, or any loan, advance or capital contribution to any Person.

        "Lenders' Expenses" means all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable expenses of other advisors) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Lenders' reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of Borrower to Servicing Agent or any Lender or their authorized designee evidencing or otherwise relating to the Advances and the Liens granted to Lenders, as the same may from time to time be amended, modified, supplemented or restated.

        "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

        "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

        "Obligations" means all debt, principal, interest, Lenders' Expenses and other amounts owed to Lenders or Servicing Agent by Borrower pursuant to this Agreement or any other Loan Documents, whether absolute or contingent, due or to become due, now existing or hereafter arising.

        "Permitted Indebtedness" means:

               (A) Indebtedness of Borrower in favor of Lenders or Servicing Agent arising under this Agreement or any other Loan Document;

               (B) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (C) Subordinated Debt;

               (D) Indebtedness to trade creditors which has been incurred in the ordinary course of business and which is not more than 60 days past due;

               (E) Other Indebtedness incurred in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time outstanding;

               (F) Guarantees of loans to employees in an aggregate amount at any one time outstanding not to exceed $250,000, and except for guarantees of miscellaneous amounts employees in an aggregate amount at any one time outstanding not to exceed $500,000, and except for guarantees of obligations of Borrower's wholly-owned Subsidiaries in the ordinary course of business;

               (G) Contingent Obligations arising under any currency hedge agreement or other similar agreement or arrangement designated to protect Borrower against fluctuation in currency exchange rates, entered into in the ordinary course of business.

        "Permitted Investment" means:

               (A) Investments existing on the Closing Date disclosed in the Schedule;

               (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by SVB;

               (C) (i) loans to employees in an aggregate amount at any one time outstanding not to exceed $250,000, (ii) miscellaneous amounts in an aggregate amount at any one time outstanding not to exceed $500,000, (iii) credit sales to Account Debtors in the ordinary course of business, and (iv) loans of demonstration equipment in the ordinary course of business;

               (D) other Investments in an aggregate amount not at any time to exceed 5% of the Borrower's Tangible Net Worth, provided that, at the date each such Investment is made, and after giving effect to such Investment, Borrower has Availability of $5,000,000 or more.

        "Permitted Liens" means the following:

               (A) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Servicing Agent's or any Lender's security interests and provided appropriate reserves for the same under GAAP are maintained by the Borrower;

               (C) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (D) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which (i) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower or any of its Subsidiaries, (ii) are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, or (iii) proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                (E) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (F) Liens on the property of such Person securing (i) the non--delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

                (G) Liens consisting of judgment or judicial attachment liens; provided, that the enforcement of such Liens is effectively stayed, all such liens in the aggregate at any time outstanding for Borrower and its Subsidiaries do not exceed $100,000 in excess of amounts covered fully by insurance, and all such liens are reserved against by Borrower to the extent required by GAAP;

                (H) easements, rights--of-way, zoning and other restrictions and other similar charges or encumbrances incurred in the ordinary course of business which do not impose material financial obligations on Borrower or any of its Subsidiaries, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of such Person;

                (I) Liens securing capital leases obligations on assets subject to such leases; provided, that such capital leases are otherwise permitted hereunder;

                (J) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

               (K) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (j) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        "Prime Rate" means the highest of the prime rates published in the Wall Street Journal, as the base rate on corporate loans at large U.S. money center commercial banks.

        "Requisite Lenders" means, at any time, Lenders then holding at least sixty-six and two-thirds percent (66.67%) of the then aggregate unpaid principal amount of all Advances then outstanding or, if no Advances are then outstanding, Lenders then having at least sixty-six and two-thirds percent (66.67%) of the aggregate Commitments; provided, however, that in the event there shall be only two (2) Lenders, then "Requisite Lenders" shall mean both of such Lenders.

        "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer, Treasurer, and the Controller of Borrower.

        "Revolving Advance" means an Advance made to Borrower pursuant to
SECTION 2.1 of this Agreement.

        "Revolving Commitment" means, as to each Lender, the amount of the Commitment with respect to the Committed Revolving Line set forth in the Schedule next to such Lender's name.

        "Revolving Maturity Date" means the first anniversary of the date of this Agreement, as such date may from time to time be extended by Lenders in their sole discretion pursuant to this Agreement.

        "Schedule" means the disclosure schedule and the schedule of commitments attached hereto.

        "Servicing Agent" means SVB, not in its individual capacity, but solely in its capacity as agent for certain loan servicing functions, on behalf and for the benefit of Lenders, and any successor agent, all as may be requested by the Lenders, unanimously, from time to time.

        "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lenders and Servicing Agent on terms approved by Requisite Lenders and Servicing Agent in writing.

        "Subsidiary" means any Person which is an entity in which (i) any general partnership interest or (ii) more than 50% of the stock or other equity interest of which by the terms thereof ordinary voting power to elect the Board of Directors, managing members, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

        "Tangible Net Worth" means, as at any date of determination, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) other intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

        "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, including, in any event, all Indebtedness, but specifically excluding Subordinated Debt.

        1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

SECTION 2.     CREDIT FACILITIES AND TERMS OF PAYMENT

        2.1 THE REVOLVING ADVANCES. Subject to and upon the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower set forth herein, each Lender severally agrees to make its Commitment Percentage of Revolving Advances to Borrower up to the amount of the Committed Revolving Line from time to time until the close of business on the Business Day immediately preceding the Revolving Maturity Date, in such sums as Borrower may request, provided that the aggregate principal amount of all Revolving Advances at any one time outstanding shall not exceed the lesser of (i) the Committed Revolving Line and (ii) the Borrowing Base less any Availability Reserves. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to EIGHTY PERCENT (80%) of Eligible Accounts, plus up to SIXTY PERCENT (60%) (the "EMC Percentage Advance Rate") of the "Eligible EMC Payments" (as defined below). The EMC Percentage Advance Rate shall be subject to revision by Lenders based on their quarterly review of EMC, including its credit rating.

        As used above, "Eligible EMC Payments" means the minimum guaranteed payments ("Minimum EMC Payments") due to Borrower from EMC Corporation ("EMC") under that certain Asset Purchase Agreement dated February 9, 1996 between Borrower and EMC (the "EMC Agreement").

        In the event of any dispute between Borrower and EMC, the amount in dispute shall be deducted from the "Eligible EMC Payments". In the event EMC shall assert any right to withhold any Minimum EMC Payment or shall assert any defense to the payment thereof, then the amount thereof shall be deducted from "Eligible EMC Payments". In addition, the amount of the Eligible EMC Payments shall be deemed to be zero if (i) EMC shall fail to make any Minimum EMC Payment within thirty days after the date due, or (ii) EMC shall be the subject of any Insolvency Proceeding.

        Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, amounts borrowed pursuant to this SECTION 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

        On the Revolving Maturity Date, Borrower promises to pay to Servicing Agent for the account of each Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Revolving Advances made by Servicing Agent and Lenders to Borrower. Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms hereof.

        The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this SECTION 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) and all other Obligations shall be immediately due and payable.

        2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower under the Committed Revolving Line exceeds the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base less any Availability Reserves, Borrower shall immediately pay to Servicing Agent, on behalf of Lenders, in cash, the amount of such excess.

        2.3 INTEREST RATES, PAYMENTS, CALCULATIONS, BORROWING PROCEDURES.

               2.3.1 INTEREST RATE. Except as set forth in SECTION 2.3.2, any Credit Extension shall bear interest on the average Daily Balance at a rate equal to the Prime RATE.

               2.3.2 DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence, and during the continuance, of an Event of Default, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               2.3.3 PAYMENTS. Interest hereunder shall be due and payable on the last day of each month during the term hereof. Borrower hereby authorizes Servicing Agent to debit any accounts with Servicing Agent, including, without limitation, Account Number 600415670 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Lenders. Servicing Agent shall notify Borrower of all debits which Servicing Agent makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               2.3.4 COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

               2.3.5 BORROWING PROCEDURES. Whenever Borrower desires a Credit Extension hereunder, Borrower shall notify Servicing Agent by facsimile transmission or telephone no later than 11:00 a.m. California time, on the Business Day on which a Credit Extension is to be made. Servicing Agent shall promptly deliver such notice to the Lenders. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Servicing Agent is authorized to make Credit Extensions under this Agreement, based upon instructions received by Servicing Agent from a Responsible Officer, or without instructions if in Servicing Agent's discretion such Credit Extensions are necessary to meet Obligations which have become due and remain unpaid. Servicing Agent and Lender shall be entitled to rely on any telephonic notice given by an individual whom Servicing Agent or any Lender reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Servicing Agent and Lenders harmless for any damages or loss suffered by Servicing Agent or Lenders as a result of such reliance. Each Lender will wire or credit, as appropriate, the amount of Advances in United States Dollars made under Section 2.1 to a Borrower deposit account held by Servicing Agent, as specified by Borrower.

        2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Servicing Agent shall credit a wire transfer of funds, check or other item of payment paid by Borrower to Servicing Agent on behalf of Lenders to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Servicing Agent on behalf of Lenders of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, for purposes of calculating interest and for all other purposes, (i) any wire transfer or payment received by Servicing Agent or any Lender prior to 12:00 noon California time shall be deemed to have been received by Servicing Agent or such Lender as of the opening of business on the next Business Day, and (ii) any wire transfer or payment received by Servicing Agent or any Lender after 12:00 noon California time shall be deemed to have been received by Servicing Agent or such Lender as of the opening of business on the second following Business Day. Whenever any payment to Servicing Agent or any Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date which is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as applicable, shall accrue and be payable for the period of such extension.

        2.5 FEES. Borrower shall pay to Servicing Agent on behalf of Lenders the following:

               2.5.1 FACILITY FEE. A Facility Fee equal to One Hundred Thousand Dollars ($100,000), which fee shall be shared equally by Lenders, shall be due on the Closing Date and shall be fully earned and non-refundable;

               2.5.2 FINANCIAL EXAMINATION AND APPRAISAL FEES. Each Lender's customary fees and out-of-pocket expenses for its audits of Borrower's Accounts (subject to the limitations set forth in Section 6.3 below), and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Servicing Agent or its agents or any Lender;

               2.5.3 LENDERS' EXPENSES. Upon the date hereof, all Lenders' Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses.

        2.6 ADDITIONAL COSTS. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               2.6.1 subjects Servicing Agent or any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Servicing Agent or such Lender imposed by the United States of America or any political subdivision thereof);

               2.6.2 imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Servicing Agent or any Lender; or

               2.6.3 imposes upon Servicing Agent or any Lender any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Servicing Agent or such Lender, reduce the income receivable by Servicing Agent or such Lender or impose any expense upon Servicing Agent or such Lender with respect to any loans, Servicing Agent or such Lender, as applicable, shall notify Borrower thereof. Borrower agrees to pay to Servicing Agent or such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Servicing Agent or such Lender of a statement of the amount and setting forth Servicing Agent's or such Lender's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

        2.7 PREPAYMENT RIGHT. Borrower shall have the right to pre-pay the Obligations, in whole or in part, without penalty or premium.

        2.8 [INTENTIONALLY OMITTED]

        2.9 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to SECTIONS 14.2.4 and 14.7, shall continue in full force and effect for a term ending on the REVOLVING MATURITY DATE. Notwithstanding the foregoing, Lenders shall have the right to terminate their obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Lenders' Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

SECTION 3.     CONDITIONS OF LOANS

        3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Lenders to make the initial Advance is subject to the condition precedent that Lenders shall have received, in form and substance satisfactory to Lenders, the following:

               (A) the documents listed on EXHIBIT E hereto.

               (B) payment of the fees and expenses (including, without limitation, Lenders' Expenses) then due specified in SECTION 14.2.1 hereof; and

               (C) confirmation that, after giving effect to the initial Advance to be made, and bringing Borrower's payables to within 60 days of due date, the remaining Availability shall be at least $6,000,000.

               (D) such other documents, and completion of such other matters, as Lenders may reasonably deem necessary or appropriate.

        3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Lenders to make each Advance, including the initial Advance, is further subject to the following conditions:

               (A) timely receipt by Servicing Agent on behalf of Lenders of the Payment/Advance Form as provided in SECTION 2.3.5;

               (B) the representations and warranties contained in SECTION 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each ADVANCE as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this SECTION 3.2(B).

SECTION 4.     CREATION OF SECURITY INTEREST

        4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Lenders, a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, subject only to Permitted Liens. Borrower acknowledges that Lenders may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations, after the occurrence and during the continuance of an Event of Default.

        4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time and from time to time Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver all Negotiable Collateral, all financing statements and other documents and take such further action as Servicing Agent or Lenders may reasonably request, in form satisfactory to Lenders, to perfect and continue perfected Lenders' security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents; provided that

Borrower need not deliver Negotiable Collateral having an aggregate value of $100,000 or less, unless an Event of Default has occurred and is continuing.

        4.3 RIGHT TO INSPECT. Any Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral, subject to the limitations set forth in Section 6.3.

        4.4 [INTENTIONALLY OMITTED]

        4.5 SINGLE LOAN. All of the Obligations of Borrower to Servicing Agent or Lenders arising under or in connection with this Agreement, or any of the Loan Documents, shall constitute one general obligation of Borrower and shall be secured by all of the Collateral.

        4.6 NOTICE--DEPOSIT ACCOUNTS. The Lenders hereby give notice to SVB, in its capacity as the organization with which Borrower's present and future deposit accounts are maintained, of the Lenders' security interest in all present and future deposit accounts of the Borrower, in accordance with Section 9302(1)(g) of the Code.

SECTION 5.     REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

        5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of organization and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not have a Material Adverse Effect.

        5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws (or similar constituent documents), nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect. The execution, delivery, and performance of the Loan Documents do not require the consent of any Person which has not been obtained.

        5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens, and except for the DEC 4000AXP computer which is on loan to Borrower pursuant to the Settlement Agreement between Borrower and Digital Equipment Corporation dated December 4, 1992.

        5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations. Each Eligible Account has arisen from a bona fide completed sale of goods, or the performance of services, which goods or services have been delivered to, or performed for and in any of the foregoing cases accepted by, the account debtor. Borrower has not received notice of an actual or imminent Insolvency Proceeding of any account debtor for any Account which is included in any Borrowing Base Certificate as an Eligible Account.

        5.5 [Intentionally omitted.]

        5.6 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule or in compliance with this Agreement, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in SECTION 10 hereof.

        5.7 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision is reasonably expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Lenders' security interests in the Collateral. Borrower does not have actual knowledge of any such pending or threatened actions or proceedings.

        5.8 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary which have been delivered by Borrower to Lenders fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lenders.

        5.9 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

        5.10 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

        5.11 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with then applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment, which would reasonably be expected to cost $150,000 or more to remedy.

        5.12 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed within the required time periods (including any applicable extensions), and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

        5.13 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and except as set forth on the Schedule. Except as set forth in the Schedule, Borrower is not engaged in any joint venture or partnership with any other Person, nor is it an Affiliate of any other Person.

        5.14 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities which are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so would not have a Material Adverse Effect.

        5.15 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Servicing Agent or any Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading as of the date furnished.

        5.16 INTELLECTUAL PROPERTY. As of the Closing Date, Borrower owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each patent, trademark, copyright and license is listed, together with application or registration numbers, as applicable, in the Intellectual Property Security Agreement between Lenders and Borrower of even date. Each Borrower conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. None of the Accounts include sums due for the licensing of software by the Borrower to its customers, except where the same are separately billed, and in that case such Accounts will be separately noted on the Borrower's Borrowing Base Certificates and Borrower acknowledges that the same will not be Eligible Accounts.

        5.17 CUSTOMER AND TRADE RELATIONS. As of the Closing Date, there exists no actual or, to the knowledge of any Borrower, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Borrower; or the business relationship of any Borrower with any supplier material to its operations.

        5.18 EMC CONTRACT. Borrower has provided the Lenders with a true and correct copy of the EMC Agreement referred to in Section 2.1 above (except for the deletion, in the places indicated on such copy, of confidential information Borrower was permitted to delete from the copy filed with the Securities and Exchange Commission and which neither has nor will have any bearing or effect on the amount or timing of the Minimum EMC Payments. The EMC Agreement is presently in full force and effect in the form provided to the Lenders, and has not been modified or amended. There are no disputes between Borrower and EMC relating to the EMC Agreement or any other matter which would give EMC a right to withhold any Minimum EMC Payments under the EMC Agreement. The Minimum EMC Payments and their due dates are as follows: (i) fixed payments due from EMC to the Borrower under Section 1.3.1 of the EMC Agreement in the total amount of $15,000,000, payable in three equal payments of $5,000,000 each, on January 15 of 1999, 2000, and 2001, respectively, and (ii) minimum royalties due from EMC to the Borrower under Section 1.3.2 of the EMC Agreement in the amount of $2,000,000 per year, payable on March 15 of 1999, 2000 and 2001, respectively. Borrower shall give Lenders immediate written notice in the event EMC shall fail to make any Minimum EMC Payment on the date due, or EMC shall assert any right to withhold any Minimum EMC Payment or shall assert any defense to the payment thereof, or any dispute shall arise which relates to the EMC Agreement or which gives or may give EMC a right to withhold any Minimum EMC Payment.

        5.19 NATIONAL PERIPHERALS. National Peripherals is an affiliate of Borrower, but the same does not, and will not, during the term of this Agreement, have assets with a value of over $5,000.

SECTION 6.     AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lenders may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

        6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation or formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

        6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lenders' Lien on the Collateral.

        6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lenders: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company-prepared consolidated and consolidating balance sheet and income statement covering Borrower's consolidated operations during such period, certified by an officer of Borrower reasonably acceptable to Lenders; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied (including consolidated and consolidating statements of cash flow), together with an unqualified opinion of an independent certified public accounting firm with respect to such financial statements, reasonably acceptable to Lenders; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary which is reasonably expected to result in damages or costs to Borrower or such Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Lenders may reasonably request from time to time.

        Within 5 days after the last day of each month, Borrower shall deliver to Lenders a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with aged listings of accounts receivable and accounts payable, PROVIDED THAT such Borrowing Base Certificate and aged listings of accounts receivable and accounts payable shall be provided by Borrower to Lenders as frequently as requested by the Requisite Lenders, if the Availability at any time within the prior 60 days was less than $7,500,000.

        Within 30 days after the last day of each month, Borrower shall deliver to Lenders, with the monthly financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.

        Lenders shall have a right from time to time hereafter to audit Borrower's Accounts and books and records at Borrower's expense, provided that
(i) such audits will be conducted no more often than once every twelve months (except that if Availability is less than $7,500,000 as of the last day of a month for three consecutive months, then, thereafter, such audits will be conducted no more often than once every six months), and (ii) the limitations on audits in clause (i) above shall not apply during any period after an Event of Default has occurred and while the same is continuing, nor shall such limitations limit the Lenders' right, from time to time, at the election of the Requisite Lenders, to conduct such audits at the Lenders' expense.

        6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition in all material respects, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Servicing Agent of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Hundred Thousand Dollars ($100,000).

        6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material foreign, federal, state, and local taxes, assessments, duties or contributions required of Borrower or such Subsidiary by law, and will execute and deliver to Lenders, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower shall make, and shall cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of Borrower or such Subsidiary by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal and foreign income taxes, and will, upon request, furnish Lenders with proof satisfactory to Lenders indicating that Borrower or such Subsidiary has made such payments or deposits; provided that Borrower or such Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against by Borrower to the extent required by GAAP.

        6.6    INSURANCE.

               6.6.1 Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts as are ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and types as are customary to businesses similar to Borrower's.

               6.6.2 All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Lenders. All such policies of property insurance shall provide that the proceeds of such policies shall be payable solely to Lenders, pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU, in form satisfactory to Lenders and all liability insurance policies shall name Lenders, as additional insureds, and shall specify that the insurer must give at least thirty (30) days' notice to Lenders before canceling its policy for any reason. Borrower shall deliver to Lenders a certificate of insurance with respect to all such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy, in excess of $100,000 in the aggregate in any calendar year, shall, at the option of Lenders, be payable to Lenders to be applied on account of the Obligations.

        6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal domestic depository and operating accounts with SVB.

        6.8 [Intentionally omitted]

        6.9 CURRENT RATIO. Borrower shall maintain, (i) as of the last day of each calendar month which is also the end of a fiscal quarter of Borrower, a ratio of Current Assets to Current Liabilities of at least 1.0 to 1.0., and (ii) as of the last day of each calendar month, which is not the end of a fiscal quarter of Borrower, a ratio of Current Assets to Current Liabilities of at least 0.75 to 1.0.

        6.10 DEBT-NET WORTH RATIO. Borrower shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 4.0 to 1.0.

        6.11 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Eighteen Million Dollars ($18,000,000).

        6.12 PROFITABILITY. Borrower shall be profitable for each fiscal quarter.

        6.13 [Intentionally omitted]

        6.14 [Intentionally omitted]

        6.15 [Intentionally omitted]

        6.16 [Intentionally omitted]

        6.17 [Intentionally omitted]

        6.18 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on EXHIBITS A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement delivered to Lenders by Borrower in connection with this Agreement within thirty
(30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product, prior to the sale or licensing of such product to any third party including, without limitation, revisions or additions to the intellectual property rights listed on such EXHIBITS A, B and C, provided that, (i) in the case of copyrights to be registered with the United States Copyright Office, Borrower shall have 90 days after the date of any such sale or licensing in which to so register such copyrights, and (ii) in the case of patents, Borrower shall be required to file applications for such patents within a reasonable time after the date of any such sale or licensing and thereafter diligently pursue the same. Borrower shall provide to Lenders, at least quarterly, a written report as to all such additional intellectual property rights, including, without limitation, revisions or additions to the intellectual property rights listed on such EXHIBITS A, B and C, together with copies of all filings with respect thereto made with United States Patent and Trademark Office or the United States Copyright Office, as applicable. Borrower shall execute and deliver such additional instruments and documents from time to time as Lenders shall reasonably request to perfect Lenders' security interests in such additional intellectual property rights.

        6.19 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Servicing Agent or Lenders to effect the purposes of this Agreement.

        6.20 LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS. Borrower shall, upon request of the Requisite Lenders, obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to the Requisite Lenders.

        6.21 YEAR 2000. On or before June 30, 1999, Borrower shall eliminate all limitations on its capacity or the readiness of its system software, network software, applications software, date bases, computer files, firmware and hardware to accurately accept, create, manipulate, sort, sequence, calculate, compare, and produce calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000.

SECTION 7.     NEGATIVE COVENANTS

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lenders may have any commitment to make any Advances, Borrower will not do any of the following, without the prior written consent of the Requisite Lenders:

        7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of their respective businesses or properties, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers in the ordinary course of business of non-exclusive licenses or similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment in the ordinary course of business; (iv) other Transfers in the ordinary course of business, in an aggregate amount not in excess of $100,000 in any fiscal year; (v) licenses of technology pursuant to the Settlement Agreement between Borrower and Digital Equipment Corporation dated December 4, 1992.

        7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in, any business, other than (i) the businesses currently engaged in by Borrower or its Subsidiaries and (ii) any business substantially similar or related thereto (or incidental thereto), or suffer a change in control of the outstanding stock of Borrower having the power to elect a majority of the Board of Directors of Borrower. Borrower shall not, without thirty (30) days prior written notification to Lenders, relocate its chief executive office or change its name, and, in connection therewith, Borrower shall execute and deliver all UCC filings and other documents and instruments reasonably requested by Lenders in order to continue in effect and perfect Lenders' security interests.

        7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except that (i) Borrower may merge or consolidate with another corporation if Borrower is the surviving corporation in the merger, and the aggregate value of the assets acquired in the merger does not exceed 25% of Borrower's Tangible Net Worth as of the end of the month prior to the effective date of the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except liens that would constitute Permitted Liens after giving effect to such merger, and (ii) Borrower may acquire assets if the aggregate purchase price of such assets does not exceed 25% of Borrower's consolidated Tangible Net Worth as of the end of the month prior to the effective date of the acquisition, and (iii) Borrower may merge or consolidate with another corporation, even if the aggregate value of the assets acquired in the merger exceeds 25% of Borrower's Tangible Net Worth as of the end of the month prior to the effective date of the merger, if Borrower is the surviving corporation in the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except liens that would constitute Permitted Liens after giving effect to such merger, and Borrower obtains the prior written consent of the Requisite Lenders, which shall not be unreasonably withheld.

        7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

        7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

        7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any of its capital stock, except that Borrower may repurchase or redeem shares of its capital stock pursuant to employee stock option plans for an aggregate purchase price not to exceed $50,000 per fiscal year.

        7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

        7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a Person not an Affiliate.

        7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and any related subordination agreement, or amend any provision contained in any documentation relating to the Subordinated Debt without Lenders' prior written consent.

        7.10 INVENTORY. Store any Inventory with a bailee, warehouseman, or similar party unless Lenders have received a pledge of the warehouse receipt covering such Inventory. Except for (i) Inventory sold in the ordinary course of business, (ii) such other locations as Lenders may approve in writing, and (iii) sales offices in states in which Borrower has assets totaling less than $25,000, Borrower shall keep the Inventory only at the location set forth in SECTION 10 hereof and such other locations of which Borrower gives Lenders prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Lenders' security interest.

        7.11 COMPLIANCE. Become an "investment company" or a Person controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose or fail to meet the minimum funding requirements of ERISA, or permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, or fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lenders' Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        7.12 CANCELLATION OF INDEBTEDNESS. No Borrower shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

        7.13 NO SPECULATIVE TRANSACTIONS. No Borrower shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

        7.14 FISCAL YEAR. Make any change in its fiscal year.

SECTION 8.     EVENTS OF DEFAULT

        Any one or more of the following events shall constitute an event of default by Borrower under this Agreement (an "Event of Default"):

        8.1 PAYMENT DEFAULT. If Borrower fails to pay, when due, any of the Obligations.

        8.2 COVENANT DEFAULT.

               8.2.1 If Borrower fails to perform any obligation under SECTIONS 6.3, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, OR 6.18 or violates any of the covenants contained in SECTION 7 of this Agreement, or

               8.2.2 If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition or covenant contained in this Agreement or in any of the other Loan Documents, and as to any default of such other term, provision, condition or covenant which can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if such default cannot by its nature be cured within the ten (10) day period or cannot, after diligent attempts by Borrower, be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extension will be required to be made during such cure period);

        8.3 MATERIAL ADVERSE CHANGE. If there occurs a Material Adverse Change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Lenders' security interests in the Collateral;

        8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within twenty (20) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty (20) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period if the amount of any of the foregoing is in excess of $250,000);

        8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

        8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or which could have a Material Adverse Effect;

        8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, in violation of any subordination provisions in the instruments evidencing or relating to such Subordinated Debt or in violation of any agreement entered into between the holders of such Subordinated Debt and Lenders;

        8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

        8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter (as of the date made) in any warranty or representation set forth herein or in any certificate delivered to Servicing Agent or any Lender by any Responsible Officer pursuant to this Agreement or to induce Servicing Agent or any Lender to enter into this Agreement or any other Loan Document.

        8.10 INVALIDITY. Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the collateral purported to be covered thereby.

SECTION 9.     SERVICING AGENT'S AND LENDERS' RIGHTS AND REMEDIES

        9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of a Default or Event of Default, neither Servicing Agent nor any Lender shall have any further obligation to advance money or extend other credit to or for the benefit of Borrower under this Agreement or under any other agreement between or among Borrower or Servicing Agent or any Lender. In addition, upon the occurrence and during the continuance of an Event of Default Lenders, or Servicing Agent, on behalf of Lenders, at the election of Requisite Lenders, may, without notice of their election and without demand, do any one or more of the following, all of which are hereby authorized by Borrower:

               9.1.1 Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in SECTION 8.5 all Obligations shall become immediately due and payable without any action by Servicing Agent or Lenders);

               9.1.2 [Intentionally Omitted]

               9.1.3 Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order Lenders reasonably consider advisable;

               9.1.4 Without notice to or demand upon Borrower, make such payments and do such acts as Servicing Agent or Lenders consider necessary or reasonable to protect Lenders' security interest in the Collateral. Borrower agrees to assemble the Collateral if Lenders so require, and to make the Collateral available to Lenders in such a manner as Lenders may designate. Borrower authorizes each Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien which in Requisite Lenders' determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants to Lenders license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lenders' rights or remedies provided herein, at law, in equity, or otherwise;

               9.1.5 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Each Lender is hereby granted a license or other right, solely pursuant to the provisions of this SECTION 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lenders' exercise of their rights under this

SECTION 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lenders' benefit;

               9.1.6 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lenders determine to be commercially reasonable;

               9.1.7 Servicing Agent or any Lender may credit bid and purchase at any public sale; and

               9.1.8 Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

        9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Lenders, (and any of Lenders' designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Lenders' security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lenders' possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lenders determine to be reasonable; provided Lenders may exercise such power of attorney to sign the name of Borrower on any of the documents described in SECTION 4.2 regardless of whether an Event of Default has occurred. The appointment of Lenders as Borrower's attorney in fact, and each and every one of Lenders' rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lenders' obligation to provide Credit Extension hereunder is terminated. Lenders shall provide Borrower with a copy of any documents signed pursuant to this Section 9.2 within two Business Days after the date such document is executed and delivered.

        9.3    SETOFF.

               9.3.1 Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head offices of Lenders or any of their branch offices to Borrower may, at any time and from time to time after the occurrence and during the continuance of an Event of Default hereunder, without notice to Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by Lenders against any and all obligations of Borrower to Lenders or any of their Affiliates in such manner as the head offices of Lenders or any of their branch offices in their sole discretion may determine, and Borrower hereby grants Lenders a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

               9.3.2 Unless otherwise expressly provided herein, all interest, fees and principal payments on the Loans to Borrower hereunder are to be divided among Lenders in the same proportion as each Lender's pro rata share of the aggregate Commitments. Any sums obtained from Borrower or any Subsidiary by any Lender by reason of the exercise of its rights of setoff or banker's lien or otherwise shall be shared among all Lenders in the same proportion and applied first to Obligations of Borrower under this Agreement or any of the other Loan Documents. Nothing in this SECTION 9.3.2 shall be deemed to require the sharing of Lenders of collections (other than by setoff or banker's lien) with respect to any other Obligations of Borrower or any Subsidiary to any Lender.

        9.4 ACCOUNTS COLLECTION. At any time from the date of this Agreement, Servicing Agent may notify any Person owing funds to Borrower of Lenders' security interest in such funds and verify the amount of such Account. Borrower shall collect, on behalf of Servicing Agent, all amounts owing to Borrower of every kind (including without limitation amounts owing to Borrower on Accounts, instruments, documents and general intangibles), receive in trust all payments on the foregoing as Servicing Agent's and Lenders' trustee, and immediately deliver such payments to Servicing Agent, on behalf of Lenders, in their original form as received by Borrower, with proper endorsements for deposit. If any Event of Default has occurred and is continuing, Servicing Agent, on behalf of the Lenders (at the election of Requisite Lenders), shall have the right (but not the obligation), without notice to or demand on Borrower, to demand payment of, and collect all Accounts and all other Collateral and, in connection therewith, Borrower irrevocably authorizes Servicing Agent to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, and, in Servicing Agent's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts and other Collateral for less than face value.

        9.5 LENDERS' EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lenders may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Lenders deem necessary to protect Lenders from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.6 of this Agreement, and take any action with respect to such policies as Lenders deem prudent. Any amounts so paid or deposited by Lenders shall constitute Lenders' Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lenders shall not constitute an agreement by Lenders to make similar payments in the future or a waiver by Lenders of any Event of Default under this Agreement.

        9.6 LENDERS' LIABILITY FOR COLLATERAL. No Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Nothing in this Section 9.6 is intended to relieve Servicing Agent or any Lender of liability for its own gross negligence or willful misconduct.


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

        9.7 REMEDIES CUMULATIVE. Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, at law, or in equity. No exercise by Lenders of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lenders shall constitute a waiver, election, or acquiescence by them. No waiver by Lenders shall be effective unless made in a written document signed by Servicing Agent and Requisite Lenders and then shall be effective only in the specific instance and for the specific purpose for which it was given.

        9.8 DEMAND; PROTEST. Except as expressly provided herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties at any time held by Servicing Agent or any Lender on which Borrower may in any way be liable.

SECTION 10.    NOTICES

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telecopy to Borrower or to Servicing Agent or any Lender, as the case may be, at its addresses set forth below:

        If to Borrower:                     MTI TECHNOLOGY CORPORATION
                                            4905 E. La Palma Avenue
                                            Anaheim, California  92807
                                            Attn:  Mr. Frank Yoshino
                                            Fax: 714-693-2202

               With copy to:                MORRISON & FOERSTER
                                            555 W. Fifth St., Suite 3500
                                            Los Angeles, CA  90013
                                            Attn:  Kathy Johnstone, Esq.
                                            fax:   213-892-5454

        If to SVB or
        Servicing Agent:                    SILICON VALLEY BANK
                                            18872 MacArthur Boulevard, Suite 100
                                            Irvine, CA  92715
                                            Attn: Mr. Rick Shuttleworth
                                            fax:  714-474-7892

               With copies to:              SILICON VALLEY BANK
                                            3003 Tasman Drive
                                            Santa Clara, CA 95054
                                            Attn:  Legal Department
                                            Fax:   408-496-2419


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

                                            STEVEN G. SMALL, ESQ.
                                            Levy, Small & Lallas
                                            815 Moraga Drive
                                            Los Angeles, CA  90049
                                            fax:  310-471-7990

        If to GE Capital:                   GENERAL ELECTRIC CAPITAL CORPORATION
                                            350 South Beverly Drive, Suite 200
                                            Beverly Hills, California 90212
                                            Attn:  Mr. Timothy J. Rafanello,
                                            Account Manager (MTI Technology)
                                            fax:   310-284-8068

               With copies to:              GENERAL ELECTRIC CAPITAL CORPORATION
                                            201 High Ridge Road
                                            Stamford, Connecticut 06927-5100
                                            Attn:  Corporate Counsel
                                            fax:   203-316-7889

                                            MURPHY SHENEMAN JULIAN & ROGERS
                                            101 California Street, 39th Floor
                                            San Francisco, California 94111
                                            Attn:  Hill Blackett, III, Esq.
                                            fax:   415-421-7879

If to any Lender, at its address specified on the signature pages hereto, or at any other address specified by such Lender. NOTICES TO ONE LENDER SHALL NOT BE DEEMED NOTICE TO ANY OTHER LENDER.

Notices shall be deemed given as follows: (i) on the date of personal delivery in the case of notices given by personal delivery, or (ii) three business days after the date of mailing, in the case of notices given by mail as set forth above, or (iii) on the next business day after delivery to the private delivery service, in the case of notices given by overnight delivery service as set forth above, or (iv) on receipt during business hours in the case of notices sent by telecopy with the concurrent sending of the notice by one of the other methods referred to above.

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

SECTION 11.    ASSIGNMENTS; PARTICIPATIONS

        11.1 ASSIGNMENTS. Any Lender may, with the written consent of Borrower which consent shall not be unreasonably withheld (but no consent of Borrower shall be required during the existence of an Event of Default), and with the written consent of each other Lender at any time assign and delegate to one or more assignees (provided that no written consent of Borrower or any Lender shall be required in connection with any assignment and delegation by a Lender to an affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Advances, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $2,500,000 provided, however, that (i) no such assignment shall be made to an Assignee if Borrower would be required to make any additional payments under this Agreement to such Assignee, which Borrower had not been required to make with respect to the assigning Lender (including any amounts payable pursuant to Sections 2.6 and 14.2.2), and (ii) Borrower may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to Borrower an Assignment and Acceptance ("Assignment and Acceptance") in the form of EXHIBIT F hereto, together with any note or notes subject to such assignment. In the event a Lender (the "Transferring Lender") desires to assign and delegate to another Person (other than an Affiliate of such Lender) (the "Proposed Transferee") all, or any ratable part of all, of the Advances, the Commitments and the other rights and obligations of such Lender hereunder (a "Loan Transfer"), the Transferring Lender will first give written notice thereof to the other Lenders of the same and the terms and conditions on which the Loan Transfer is to take place, including the name of the Proposed Transferee. The other Lenders shall have a right of first refusal to become the transferee in the Loan Transfer, on the same terms and conditions, by giving written notice thereof to the Transferring Lender within 15 days after receipt of such notice. If the other Lenders do not exercise such right of first refusal with respect to all of the interests proposed to be transferred in the Loan Transfer, then the Transferring Lender shall be free, thereafter, to effect the Loan Transfer to the Proposed Transferee on the same terms and conditions set forth in the notice to the other Lenders.

        11.2 ASSIGNEE. From and after the date on which each other Lender notifies the assignor Lender that it has received an executed Assignment and Acceptance (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

        11.3 NEW NOTES. Within five (5) Business Days after its receipt of a fully executed counterpart of the Assignment and Acceptance and any original notes with respect to the Commitments and Advances to be assigned, Borrower shall execute and deliver to the Assignee a new note evidencing such Assignee's assigned Advances and Commitment and, if the assignor Lender has retained a portion of its Advances and its Commitment, a replacement note in the principal amount of the Advances retained by the assignor Lender (such note to be in exchange for, but not in payment of, the note held by such assigning Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

        11.4 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of Borrower (a "Participant") participating interests in any Credit Extensions, the Commitment of such Lender and the other interests of such Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would otherwise require unanimous consent of the Lenders, and (v) unless an Event of Default has occurred and is continuing a Lender shall not sell participating interests to any competitor of Borrower.

SECTION 12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

        12.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower, Servicing Agent and Lenders hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of California.

        12.2 MUTUAL WAIVER OF JURY TRIAL. EACH OF BORROWER, SERVICING AGENT AND LENDERS HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 13.    SERVICING AGENT

        13.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Servicing Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Servicing Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Servicing Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Servicing Agent.

        13.2 DELEGATION OF DUTIES. The Servicing Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Servicing Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        13.3 LIABILITY OF SERVICING AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct or that of its officers, employees, agents or attorneys in fact), or
(ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Servicing Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

        13.4   RELIANCE BY SERVICING AGENT.

               (a) The Servicing Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Servicing Agent. The Servicing Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Servicing Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (b) For purposes of determining compliance with the conditions specified in SECTION 3.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Servicing Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

        13.5 NOTICE OF DEFAULT. The Servicing Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Servicing Agent for the account of the Lenders, unless the Servicing Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Servicing Agent will notify the Lenders of its receipt of any such notice. The Servicing Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Lenders in accordance with Section 9; provided, however, that unless and until the Servicing Agent has received any such request, the Servicing Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of the Lenders.

        13.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Servicing Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Servicing Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Servicing Agent, the Servicing Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

        13.7 INDEMNIFICATION OF SERVICING AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata (based on their respective Commitment Percentages), from and against any and all Indemnified Liabilities; provided, however, that no

Lender shall be liable for the payment to any Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Servicing Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Lenders' Expenses) incurred by the Servicing Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Servicing Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Servicing Agent.

        13.8   SERVICING AGENT IN INDIVIDUAL CAPACITY; OTHER LOANS BY LENDERS.

               (a) SVB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though SVB were not the Servicing Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, SVB or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Servicing Agent shall be under no obligation to provide such information to them. With respect to its loans, SVB shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Servicing Agent, and the terms "Lender" and "Lenders" include SVB in its individual capacity.

               (b) Any Lender make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates without notice to or consent of the other Lenders. The Lenders acknowledge that, pursuant to such activities, such Lender may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that such Lender shall be under no obligation to provide such information to them. With respect to its loans, SVB shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Servicing Agent, and the terms "Lender" and "Lenders" include SVB in its individual capacity.

               (c) Any security interests acquired by SVB, its Affiliates or any other Lender under this Section 13.8 shall be subordinate in all respects to the security interests granted to the Lenders (including SVB) under or in connection with this Agreement.

        13.9 SUCCESSOR SERVICING AGENT. The Servicing Agent may, and at the request of the Requisite Lenders shall, resign as Servicing Agent upon 30 days' notice to the Lenders. If the Servicing Agent resigns under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall, if no Default or Event of Default then exists, be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Servicing Agent, the Servicing Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Servicing Agent and the term "Servicing Agent" shall mean such successor agent and the retiring Servicing Agent's appointment, powers and duties as Servicing Agent shall be terminated. After any retiring Servicing Agent's resignation hereunder as Servicing Agent, the provisions of this Section 13 and Sections 14.2.1 and 14.2.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Servicing Agent under this Agreement. If no successor agent has accepted appointment as Servicing Agent by the date which is 30 days following a retiring Servicing Agent's notice of resignation, the retiring Servicing Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Servicing Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above.

        13.10 COLLATERAL MATTERS.

               (a) The Servicing Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

                (b) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

SECTION 14.    GENERAL PROVISIONS

        14.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender's prior written consent, which consent may be granted or withheld in each Lender's sole discretion.

        14.2   EXPENSES; TAXES; INDEMNIFICATION; SURVIVAL.

               14.2.1 EXPENSES. Borrower shall pay, within 10 days of invoice therefor, all reasonable expenses of the Servicing Agent and Lenders in connection with the preparation, waiver or amendment of this Agreement, the Loan Documents or other documents executed in connection therewith, or the administration, default or collection of the Advances or other Obligations or administration, default, collection in connection with the Servicing Agent's or any Lender's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall bear interest at the rate applicable to principal hereunder (including any default rate) from the date due until the date paid. Servicing Agent shall have the right, but not the obligations, to charge any expenses payable by Borrower hereunder to Borrower's Loan account.

               14.2.2 TAXES, ETC. Borrower agrees to pay all governmental taxes, assessments and other charges (except income, gross receipts, ad valorem, intangibles, franchise or other similar taxes imposed on Servicing Agent or Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of the Loan Documents or the issuance of the notes hereunder by reason of any existing or hereafter enacted federal, state, local or foreign statute, and to indemnify and hold Servicing Agent and Lenders and each of their successors and assigns harmless against liability in connection with any such taxes, assessments or other charges.

               14.2.3 GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold each Lender, the Servicing Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any proceeding in bankruptcy or appellate proceeding) related to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person, as finally determined by a court of competent jurisdiction.

               14.2.4 SURVIVAL; DEFENSE. The obligations in SECTIONS 14.2.2 and
14.2.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under SECTION 14.2 shall be paid within thirty (30) days after demand.

        14.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

        14.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        14.5 AMENDMENTS; INTEGRATION. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the

Requisite Lenders and Borrower and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and Borrower, do any of the following:

               (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to this Agreement) or subject any Lender to any additional obligations;

               (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which shall be required for the Lenders or any of them to take any action hereunder;

               (e) amend this SECTION 14.5 or any other provision herein requiring the consent or other action of all Lenders; or

               (f) discharge any guarantor of the Obligations, or release all or substantially all of any collateral for the Obligations except as otherwise may be provided in the Loan Documents or except where the consent of the Requisite Lenders only is specifically provided for;

and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Servicing Agent in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of Servicing Agent under this Agreement or any other Loan Document.

        As between Borrower, on the one hand, and Lenders or Servicing Agent on the other hand, all prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

        14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

        14.7 SURVIVAL; RELEASE OF SECURITY INTEREST. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. Upon the indefeasible payment or other complete satisfaction of the Obligations and provided that Lenders shall then have no commitment to make any Credit Extensions or to make any other loans to Borrower, Lenders shall release all security interests granted hereunder and redeliver all Collateral held by them in accordance with applicable law.

        14.8 CONFIDENTIALITY. In handling any confidential information each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of such Lender in connection with its present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of such Lender. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of any Lender when disclosed to such Lender, or becomes part of the public domain after disclosure to such Lender through no fault of such Lender; or (b) is disclosed to such Lender by a third party, provided such Lender does not have actual knowledge that such third party is prohibited from disclosing such information. Each Lender acknowledges that it is aware that the United States securities laws prohibit any person who has material non-public information about a company, which has been obtained from such company, from purchasing or selling securities of such company.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:                                      LENDER:

MTI TECHNOLOGY CORPORATION                     SILICON VALLEY BANK


By______________________________               By______________________________

Title______________________                    Title______________________

LENDER:                                        SERVICING AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION           SILICON VALLEY BANK


By______________________________               By______________________________

Title______________________                    Title______________________

                                    SCHEDULE
                                       TO
                           LOAN AND SECURITY AGREEMENT

                              REVOLVING COMMITMENTS


----------------------------------------------------------------------------------
Lender                                     Commitment        Commitment Percentage
----------------------------------------------------------------------------------
Silicon Valley Bank                       $15,000,000                 50%
----------------------------------------------------------------------------------
GE Capital Commercial Finance, Inc.       $15,000,000                 50%
----------------------------------------------------------------------------------

                                       1.

                                    SCHEDULES
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                   DISCLOSURES



                                       2.

                                    EXHIBIT A


        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

        (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, investment property, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                       3.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
         DEADLINE FOR SAME DAY PROCESSING IS 11:00 A.M., CALIFORNIA TIME

TO: CENTRAL CLIENT SERVICE DIVISION                DATE:
FAX#: (408) 432-3249                               TIME:

                                  BANK USE ONLY

TELEPHONE REQUEST:
------------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

______________________________________________________ Phone #__________________
            Authorized Requester

______________________________________________________ Phone #__________________
               Received By (Bank)


________________________________________________________________________________
                           Authorized Signature (Bank)




FROM:               _______________________________________
                             CLIENT NAME (BORROWER)

REQUESTED BY:       _______________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: __________________________________________________________

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT #_____________________________TO ACCOUNT #_________________________

Date to be made
REQUESTED TRANSACTION TYPE
--------------------------
REQUESTED DOLLAR AMOUNT
-----------------------

  PRINCIPAL INCREASE (ADVANCE)                            $_____________________

  PRINCIPAL PAYMENT (ONLY)                                $_____________________

  INTEREST PAYMENT (ONLY)                                 $_____________________

  PRINCIPAL AND INTEREST (PAYMENT)                        $_____________________

  CONVERSION/CONTINUATION (SPECIFY)                       $_____________________

 Date to be made

OTHER INSTRUCTIONS:



        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower:             MTI TECHNOLOGY CORPORATION
Servicing Agent:      SILICON VALLEY BANK

Commitment Amount:    $_________________________________________________________

ACCOUNTS RECEIVABLE

        1. Accounts Receivable Book Value as of                    $____________

        2. Additions (please explain on reverse)                   $____________

        3. TOTAL ACCOUNTS RECEIVABLE                               $____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

        4.     Amounts over 90 days due                $________

        5.     Balance of 50% over 90 day accounts     $________

        6.     Concentration Limits                    $________

        7.     Foreign Accounts                        $________

        8.     Governmental Accounts                   $________

        9.     Contra Accounts                         $________

        10.    Promotion or Demo Accounts              $________

        11.    Intercompany/Employee Accounts          $________

        12.    Other (please explain on reverse)       $________

        13.    TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS    $________

        14.    Eligible Accounts (#3 minus #13)        $________

        15.    LOAN VALUE OF ACCOUNTS (____% of #14)   $________

BALANCES
        16.    Maximum Loan Amount                                 $____________

        17.    Total Funds Available [Lesser of #18 or
               (#15 plus #17)]                                     $____________

        18.    Present balance owing on Line of Credit             $____________

        19.    Outstanding under Sublimits ( )                     $____________

        20.    RESERVE POSITION (#19 minus #20 and #21)            $____________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement among the undersigned, Silicon Valley Bank, as Servicing Agent and Lenders.

      BANK USE ONLY
      -------------

 Rec'd By:___________________________________
          Auth. Signer
 Date:______________________________

 Verified:___________________________________
          Auth. Signer

 Date:______________________________

      BANK USE ONLY
      -------------

 Rec'd By:___________________________________
          Auth. Signer
 Date:______________________________

 Verified:___________________________________
          Auth. Signer
 Date:______________________________
                                                   MTI TECHNOLOGY CORPORATION


                                                   By:__________________________
                                                          Authorized Signer

EXHIBIT D

                             COMPLIANCE CERTIFICATE


TO:            SILICON VALLEY BANK


FROM:          _____________________________________


        The undersigned authorized officer of _____________________ MTI TECHNOLOGY CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement among Borrower, Servicing Agent and Lenders (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT               REQUIRED                        COMPLIES
------------------               --------                        --------
Monthly financial statements     Monthly within 30 days          Yes   No
Annual (CPA Audited)             FYE within 90 days              Yes   No
A/R & A/P Agings                 Monthly within 15 days          Yes   No
A/R Audit                        Initial and Semi-Annual         Yes   No

FINANCIAL COVENANT       REQUIRED                ACTUAL                  COMPLIES
------------------       --------                ------                  --------
Minimum Current Ratio    1:0 (calendar month                             Yes   No
                         which is end of fiscal
                         quarter 0.75:1
                         (calendar month which
                         is not end of fiscal
                         quarter)

Maximum Debt/Tangible    4:1 (monthly)                                   Yes   No
Net Worth

Minimum Tangible Net     $18,000,000 (monthly)                           Yes   No
Worth

Profitability:           Quarterly                                       Yes   No

Comments Regarding Exceptions:



                                    Sincerely,


                                    ____________________________________________
                                    SIGNATURE

                                            TITLE___________________________

                                            DATE____________________________

       BANK USE ONLY

Received by:________________________
            AUTHORIZED SIGNER
Date:_______________________________

Verified:___________________________
         AUTHORIZED SIGNER
Date:_______________________________

Compliance Status:     Yes     No


                                       2.

EXHIBIT E

                      DOCUMENTS TO BE DELIVERED AT CLOSING

1.       Loan and Security Agreement.
2.       Intellectual Property Security Agreement.
3.       Corporate Borrowing Resolution of Borrower.
4.       Legal Opinion of Morrison &Foerster.
5.       Letter from Morrison & Foerster relating to EMC Agreement.
6.       Insurance-Lender's Loss Payee Indorsement.

                     DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:  MTI TECHNOLOGY CORPORATION      Servicing Agent:  Silicon Valley Bank

--------------------------------------------------------------------------------

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $_______________.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lenders' conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                             Revolving Line

        Amount paid to Borrower directly:                      $________

        Undisbursed Funds                                      $________

        Principal                                              $________

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

               Prepaid Finance Charges Paid in Cash:           $________

               $________ Loan Fee
               $________ Accounts Receivables Audit

               Other Charges Paid in Cash:                     $________
               $________ UCC Search Fees
               $________ UCC Filing Fees
               $________ Patent Filing Fees
               $________ Trademark Filing Fees
               $________ Copyright Filing Fees
               $________ Outside Counsel Fees and Expenses (Estimate)

               Total Charges Paid in Cash                      $________

AUTOMATIC PAYMENTS. Borrower hereby authorizes Servicing Agent automatically to deduct from Borrower's account numbered ______________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Servicing Agent, on behalf of Lenders, shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Servicing Agent may voluntarily terminate Automatic Payments.


                                       2.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO Servicing Agent AND LENDERS THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDERS. THIS AUTHORIZATION IS DATED AS OF ______________, 19__/200_.

BORROWER:

_____________________________

_____________________________
Authorized Officer

                                       3.